Exhibit 99.1

IAC REPORTS Q3 RESULTS

NEW YORK— October 24, 2012—IAC (Nasdaq: IACI) released third quarter 2012 results today.

SUMMARY RESULTS

$ in millions (except per share amounts)

	Q3 2012	Q3 2011	Growth
Revenue	$714.5	$516.9	38%

Operating Income Before Amortization	106.6	74.2	44%
Adjusted Net Income	67.4	54.7	23%
Adjusted EPS	0.71	0.56	26%

Operating Income	78.0	46.7	67%
Net Income	40.7	65.0	-37%
GAAP Diluted EPS	0.43	0.69	-38%

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

•                              Revenue and Operating Income Before Amortization reflect strong double digit growth for the 11th consecutive quarter.

•                              Free Cash Flow for the nine months ended September 30, 2012 was $289.3 million, up 19% over the prior year period, while cash flow from operating activities attributable to continuing operations was $323.6 million, up 20% over the prior year period.

•                      IAC declared a quarterly cash dividend of $0.24 per share, to be paid on December 1, 2012 to stockholders of record as of the close of business on November 15, 2012.

•                              On September 24, 2012, IAC completed the acquisition of The About Group for $300 million.  The About Group will be reported in IAC’s Search & Applications reporting segment effective October 1, 2012.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q3 2012	Q3 2011	Growth
	$ in millions
Revenue
Search & Applications	$370.2	$258.9	43%
Match	178.2	132.3	35%
Local	84.3	80.1	5%
Media	52.7	18.7	182%
Other	29.1	27.0	8%
Intercompany Elimination	(0.1)	(0.2)	62%
	$714.5	$516.9	38%
Operating Income Before Amortization
Search & Applications	$69.2	$46.3	50%
Match	60.0	40.2	49%
Local	7.8	7.8	1%
Media	(12.2)	(2.7)	-362%
Other	(2.3)	(1.3)	-69%
Corporate	(15.9)	(16.1)	1%
	$106.6	$74.2	44%
Operating Income (Loss)
Search & Applications	$69.0	$45.5	52%
Match	56.1	36.7	53%
Local	7.3	7.3	0%
Media	(13.2)	(2.8)	-365%
Other	(2.7)	(1.6)	-63%
Corporate	(38.6)	(38.3)	-1%
	$78.0	$46.7	67%

Search & Applications

Revenue reflects strong growth from both Websites(1) and Applications(2).  Websites revenue growth reflects strong query gains.  Revenue growth from Applications was driven by increased contributions from existing and new partners and products.  Profits were favorably impacted by higher revenue and operating expense leverage, partially offset by higher cost of acquisition as a percentage of revenue.  The prior year period was negatively impacted by the write-off of $4.9 million in capitalized software costs associated with the 2011 exit from our direct sponsored listings business.

Note 1:

Websites includes Ask.com, Pronto and Dictionary.com, excluding downloadable applications related to the aforementioned sites; beginning in the fourth quarter of 2012, The About Group will be included within Websites.

Note 2:	Applications includes our direct to consumer applications business (B2C) and partnership operations (B2B), as well as downloadable applications related to Ask.com and Dictionary.com.

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Match

Revenue benefited from the full quarter contribution of Meetic, which had revenue of $50.9 million versus the prior year period of $11.1 million, and growth from Core.  Meetic revenue in the prior year period (consolidated with effect from September 1, 2011) was negatively impacted by the write-off of $9.6 million of deferred revenue in connection with its acquisition.  Core revenue increased 8% to $110.8 million driven by an 8% increase in subscribers.  Operating Income Before Amortization increased due to higher revenue and the inclusion of $2.5 million of expenses related to the Meetic tender offer in the prior year period.  Operating Income Before Amortization, excluding Meetic’s results, increased 14% to $49.4 million.

Local

Revenue increased reflecting growth from both CityGrid Media and HomeAdvisor (formerly ServiceMagic).  CityGrid Media revenue increased due to the contribution of Felix, a pay-per-call advertising service that was acquired in August 2012, and higher reseller revenue, partially offset by a decline from direct sales revenue.  HomeAdvisor international revenue grew primarily due to an increase in accepted service requests.  HomeAdvisor domestic revenue grew due to higher average lead acceptance fees.  Local profits were favorably impacted by higher revenue, partially offset by an increase in general and administrative expense as a percentage of revenue.

Media

Revenue increased due to the contribution of Newsweek Daily Beast, which has been consolidated following our acquisition of a controlling interest in late May 2012, and strong growth from Electus and Vimeo.  Higher losses primarily reflect the inclusion of Newsweek Daily Beast in our consolidated results.

Other

Losses were negatively impacted by increased investment in Hatch Labs and Blu Trumpet.

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OTHER ITEMS

Equity in losses of unconsolidated affiliates in Q3 2011 includes a pre-tax non-cash charge of $11.7 million related to the re-measurement of the carrying value of our previous 27% investment in Meetic to the tender offer price of €15.00 per share; losses from our investment in Newsweek Daily Beast; and earnings from our investment in Meetic through August 31, 2011.  Other income in Q3 2011 includes a foreign currency exchange gain of $3.3 million related to the funds that were held in escrow for the Meetic tender offer.

The effective tax rates for continuing operations and Adjusted Net Income in Q3 2012 were 37% and 35%, respectively.  These effective tax rates approximated the statutory rate of 35% due principally to state taxes and interest on tax reserves, partially offset by foreign income taxed at lower rates.  In Q3 2011, there was an income tax benefit of $32.0 million for continuing operations despite pre-tax income of $36.0 million. The Q3 2011 income tax benefit reflects the reversal of a previously established deferred tax liability of $43.6 million associated with our investment in Meetic. The effective tax rate for Adjusted Net Income in Q3 2011 was 28%. The effective tax rate for Adjusted Net Income in Q3 2011 was lower than the statutory rate of 35% due principally to foreign income taxed at lower rates.

We acquired a controlling interest in Meetic in late August 2011.  In Q3 2011, this transaction benefited net income and GAAP EPS by $25.2 million and $0.27 per share, respectively, and negatively impacted Adjusted Net Income and Adjusted EPS by $6.7 million and $0.07 per share, respectively.

LIQUIDITY AND CAPITAL RESOURCES

During Q3 2012, IAC repurchased 1.3 million common shares at an average price of $47.12 per share.  As of September 30, 2012, IAC had 88.4 million common and class B common shares outstanding.  IAC may purchase shares over an indefinite period of time on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.  As of October 19, 2012, the Company had 9.5 million shares remaining in its stock repurchase authorization.

IAC’s Board of Directors declared a quarterly cash dividend of $0.24 per share of common and class B common stock outstanding with record and payment dates of November 15, 2012 and December 1, 2012, respectively.

As of September 30, 2012, IAC had $640.7 million in cash, cash equivalents and marketable securities and $95.8 million in debt of which $15.8 million is short-term.

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OPERATING METRICS

	Q3 2012	Q3 2011	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$183.0	$123.0	49%
Applications (b)	187.2	135.8	38%
Total Revenue	$370.2	$258.9	43%

Queries
Websites (c)	2,801	1,841	52%
Applications (d)	4,926	4,103	20%
Total Queries	7,726	5,944	30%

MATCH (in thousands)
Paid Subscribers
Core (e)	1,792	1,660	8%
Developing (f)	259	291	-11%
Meetic (g)	768	797	-4%
Total Paid Subscribers	2,818	2,748	3%

HOMEADVISOR (in thousands)
Domestic Service Requests (h)	1,710	1,727	-1%
Domestic Accepts (i)	2,141	2,232	-4%

International Service Requests (h)	208	178	17%
International Accepts (i)	247	201	23%

(a)	Websites revenue includes Ask.com, Pronto and Dictionary.com, excluding downloadable applications related revenue.
(b)	Applications revenue includes B2C and B2B, as well as downloadable applications related revenue from Ask.com and Dictionary.com.
(c)	Websites queries include Ask.com, but exclude Ask.com’s downloadable applications, Pronto and Dictionary.com.
(d)	Applications queries include B2C and B2B, as well as downloadable applications queries from Ask.com.
(e)	Core consists of Match.com in the United States, Chemistry and People Media.
(f)	Developing includes OkCupid, DateHookup and non-Meetic international operations.
(g)	Meetic consists of the publicly traded personals company Meetic S.A., which operates principally in Europe.
(h)	Fully completed and submitted customer service requests on HomeAdvisor.
(i)	The number of times service requests are accepted by service professionals. A service request can be transmitted to and accepted by more than one service professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions, rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	10/19/12	Dilution at:

Share Price			$52.69	$55.00	$60.00	$65.00	$70.00

Absolute Shares as of 10/19/12	88.5		88.5	88.5	88.5	88.5	88.5

RSUs and Other	5.5		5.5	5.4	5.3	5.1	5.0
Options	10.5	$32.30	4.1	4.3	4.8	5.3	5.6

Total Dilution			9.6	9.7	10.1	10.4	10.7
% Dilution			9.8%	9.9%	10.2%	10.5%	10.8%
Total Diluted Shares Outstanding			98.0	98.2	98.5	98.8	99.1

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q3 financial results on Wednesday, October 24, 2012, at 11:00 a.m. Eastern Time (ET). This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast is open to the public at www.iac.com/investors.htm.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenue	$714,470	$516,884	$2,035,682	$1,462,501
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	261,932	188,642	722,193	542,832
Selling and marketing expense	236,763	153,296	669,671	426,764
General and administrative expense	94,876	84,628	278,895	241,472
Product development expense	24,504	21,556	71,101	56,558
Depreciation	13,150	17,484	37,490	43,373
Amortization of intangibles	5,212	4,538	18,058	9,195
Total costs and expenses	636,437	470,144	1,797,408	1,320,194

Operating income	78,033	46,740	238,274	142,307

Equity in losses of unconsolidated affiliates	(3,298)	(15,078)	(28,208)	(25,677)
Other (expense) income, net	(944)	4,308	(1,267)	10,697
Earnings from continuing operations before income taxes	73,791	35,970	208,799	127,327
Income tax (provision) benefit	(27,606)	32,003	(83,360)	6,444
Earnings from continuing operations	46,185	67,973	125,439	133,771
Loss from discontinued operations, net of tax	(5,624)	(3,922)	(6,581)	(8,358)
Net earnings	40,561	64,051	118,858	125,413
Net loss (earnings) attributable to noncontrolling interests	156	922	(331)	54
Net earnings attributable to IAC shareholders	$40,717	$64,973	$118,527	$125,467

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.52	$0.81	$1.46	$1.52
Diluted earnings per share from continuing operations	$0.49	$0.73	$1.35	$1.41

Basic earnings per share	$0.46	$0.77	$1.38	$1.43
Diluted earnings per share	$0.43	$0.69	$1.28	$1.32

Dividends declared per common share	$0.24	$—	$0.48	$—

Non-cash compensation expense by function:
Cost of revenue	$1,550	$1,449	$4,775	$3,682
Selling and marketing expense	1,386	1,241	3,512	3,476
General and administrative expense	18,850	18,118	52,378	53,444
Product development expense	1,565	2,077	4,593	5,451
Total non-cash compensation expense	$23,351	$22,885	$65,258	$66,053

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	September 30,	December 31,
	2012	2011
ASSETS

Cash and cash equivalents	$501,779	$704,153
Marketable securities	138,926	165,695
Accounts receivable, net	220,735	177,030
Other current assets	126,787	112,255
Total current assets	988,227	1,159,133

Property and equipment, net	272,317	259,588
Goodwill and intangible assets, net	2,048,318	1,736,631
Long-term investments	169,728	173,752
Other non-current assets	103,985	80,761
TOTAL ASSETS	$3,582,575	$3,409,865

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current maturities of long-term debt	$15,844	$—
Accounts payable, trade	86,810	64,398
Deferred revenue	159,498	126,297
Accrued expenses and other current liabilities	362,917	343,490
Total current liabilities	625,069	534,185

Long-term debt, net of current maturities	80,000	95,844
Income taxes payable	479,693	450,533
Deferred income taxes	304,889	302,213
Other long-term liabilities	33,332	16,601

Redeemable noncontrolling interests	58,956	50,349

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	249	234
Class B convertible common stock	16	16
Additional paid-in capital	11,627,593	11,280,173
Accumulated deficit	(359,258)	(477,785)
Accumulated other comprehensive loss	(11,891)	(12,443)
Treasury stock	(9,308,315)	(8,885,146)
Total IAC shareholders’ equity	1,948,394	1,905,049
Noncontrolling interests	52,242	55,091
Total shareholders’ equity	2,000,636	1,960,140
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,582,575	$3,409,865

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities attributable to continuing operations:
Net earnings	$118,858	$125,413
Less: Discontinued operations, net of tax	(6,581)	(8,358)
Earnings from continuing operations	125,439	133,771
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	65,258	66,053
Depreciation	37,490	43,373
Amortization of intangibles	18,058	9,195
Deferred income taxes	5,410	(44,548)
Equity in losses of unconsolidated affiliates	28,208	25,677
Gain on sales of investments	(1,876)	(1,861)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(16,443)	(27,494)
Other current assets	(9,749)	9,005
Accounts payable and other current liabilities	18,700	15,512
Income taxes payable	29,479	6,173
Deferred revenue	10,575	26,668
Other, net	13,058	8,042
Net cash provided by operating activities attributable to continuing operations	323,607	269,566
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(377,123)	(278,469)
Capital expenditures	(32,363)	(27,346)
Proceeds from maturities and sales of marketable debt securities	79,353	528,170
Purchases of marketable debt securities	(47,902)	(154,718)
Proceeds from sales of long-term investments	12,744	14,021
Purchases of long-term investments	(10,031)	(84,441)
Other, net	(12,264)	(11,436)
Net cash used in investing activities attributable to continuing operations	(387,586)	(14,219)
Cash flows from financing activities attributable to continuing operations:
Purchase of treasury stock	(434,041)	(389,566)
Issuance of common stock, net of withholding taxes	320,070	62,045
Dividends	(43,695)	—
Excess tax benefits from stock-based awards	23,486	22,878
Other, net	(4,696)	(3,699)
Net cash used in financing activities attributable to continuing operations	(138,876)	(308,342)
Total cash used in continuing operations	(202,855)	(52,995)
Total cash used in discontinued operations	(1,866)	(7,379)
Effect of exchange rate changes on cash and cash equivalents	2,347	(2,414)
Net decrease in cash and cash equivalents	(202,374)	(62,788)
Cash and cash equivalents at beginning of period	704,153	742,099
Cash and cash equivalents at end of period	$501,779	$679,311

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Nine Months Ended September 30,
	2012	2011
Net cash provided by operating activities attributable to continuing operations	$323.6	$269.6
Capital expenditures	(32.4)	(27.3)
Tax refunds related to sales of a business and an investment	(1.9)	—
Free Cash Flow	$289.3	$242.2

For the nine months ended September 30, 2012 consolidated Free Cash Flow increased from the prior year period primarily due to higher Operating Income Before Amortization partially offset by the timing of bonus payments, higher income tax payments and higher capital expenditures.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net earnings attributable to IAC shareholders	$40,717	$64,973	$118,527	$125,467
Non-cash compensation expense	23,351	22,885	65,258	66,053
Amortization of intangibles	5,212	4,538	18,058	9,195
Meetic re-measurement loss	—	11,728	—	11,728
Newsweek Daily Beast re-measurement loss	3,000	—	21,629	—
Gain on sale of VUE interests and related effects	1,044	1,756	2,579	5,010
Discontinued operations, net of tax	5,624	3,922	6,581	8,358
Impact of income taxes and noncontrolling interests	(11,499)	(55,073)	(35,767)	(72,667)
Adjusted Net Income	$67,449	$54,729	$196,865	$153,144

GAAP Basic weighted average shares outstanding	88,296	84,613	85,766	87,898
Options, warrants and RSUs, treasury method	6,394	9,129	7,026	6,992
GAAP Diluted weighted average shares outstanding	94,690	93,742	92,792	94,890
Impact of RSUs	867	3,621	2,430	3,451
Adjusted EPS shares outstanding	95,557	97,363	95,222	98,341

Diluted earnings per share	$0.43	$0.69	$1.28	$1.32

Adjusted EPS	$0.71	$0.56	$2.07	$1.56

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs (for which the performance criteria have been met), are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended September 30, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$69.2	$—	$(0.1)	$69.0
Match (a)	60.0	(0.6)	(3.3)	56.1
Local	7.8	—	(0.5)	7.3
Media	(12.2)	(0.1)	(0.9)	(13.2)
Other	(2.3)	(0.1)	(0.4)	(2.7)
Corporate	(15.9)	(22.7)	—	(38.6)
Total	$106.6	$(23.4)	$(5.2)	$78.0

(a) Includes the results of Meetic
Meetic	$10.6	$(0.6)	$(3.0)	$7.0

Supplemental: Depreciation
Search & Applications	$3.3
Match	4.5
Local	2.5
Media	0.4
Other	0.3
Corporate	2.1
Total depreciation	$13.1

	For the three months ended September 30, 2011
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$46.3	$—	$(0.8)	$45.5
Match (b)	40.2	(0.4)	(3.1)	36.7
Local	7.8	—	(0.4)	7.3
Media	(2.7)	(0.2)	—	(2.8)
Other	(1.3)	(0.1)	(0.2)	(1.6)
Corporate	(16.1)	(22.2)	—	(38.3)
Total	$74.2	$(22.9)	$(4.5)	$46.7

(b) Includes the results of Meetic from September 1, 2011
Meetic	$(3.0)	$(0.4)	$(2.0)	$(5.5)

Supplemental: Depreciation
Search & Applications	$9.8
Match	2.5
Local	2.7
Media	0.2
Other	0.2
Corporate	2.1
Total depreciation	$17.5

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the nine months ended September 30, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$216.8	$—	$(0.2)	$216.6
Match (c)	160.0	(2.0)	(14.8)	143.1
Local	23.6	—	(0.8)	22.8
Media	(25.4)	(0.6)	(1.2)	(27.2)
Other	(5.4)	(0.1)	(1.1)	(6.6)
Corporate	(47.9)	(62.6)	—	(110.5)
Total	$321.6	$(65.3)	$(18.1)	$238.3

(c) Includes the results of Meetic
Meetic	$26.7	$(2.0)	$(14.0)	$10.7

Supplemental: Depreciation
Search & Applications	$10.0
Match	11.8
Local	7.7
Media	0.9
Other	0.8
Corporate	6.3
Total depreciation	$37.5

	For the nine months ended September 30, 2011
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$145.7	$0.2	$(1.2)	$144.8
Match (d)	107.5	(0.4)	(6.0)	101.1
Local	23.8	—	(1.4)	22.5
Media	(10.3)	(0.2)	—	(10.5)
Other	(3.0)	(0.3)	(0.7)	(3.9)
Corporate	(46.3)	(65.3)	—	(111.6)
Total	$217.6	$(66.1)	$(9.2)	$142.3

(d) Includes the results of Meetic from September 1, 2011
Meetic	$(3.0)	$(0.4)	$(2.0)	$(5.5)

Supplemental: Depreciation
Search & Applications	$21.4
Match	7.1
Local	7.3
Media	0.5
Other	0.6
Corporate	6.4
Total depreciation	$43.4

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Operating Income Before Amortization, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Operating Income Before Amortization is defined as operating income excluding, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, and (4) one-time items. We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) income or loss effects related to IAC’s former passive ownership in VUE, (5) the reversal of a deferred tax liability associated with our 27% investment in Meetic, (6) the re-measurement losses recorded upon acquiring control of Meetic and Newsweek Daily Beast, (7) one-time items, and (8) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which treats them on a treasury method basis and with respect to performance-based RSUs only to the extent the performance criteria are met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses. Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sale of IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

One-Time Items

Operating Income Before Amortization and Adjusted Net Income are presented before one-time items, if applicable.  These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. GAAP results include one-time items. For the periods presented in this release, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding which, for stock options and restricted stock units, are included on a treasury method basis, and for performance-based RSUs are included on a treasury method basis once the performance conditions are met.  We view the true cost of our restricted stock units and performance-based RSUs as the dilution to our share base, and as such units are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax withholding amount from its current funds.

Amortization of intangibles (including impairment of intangibles, if applicable) and goodwill impairment (if applicable) are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, technology and supplier agreements, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable are not ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Operating Income Before Amortization and Adjusted EPS.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call to be held at 11:00 a.m. Eastern Time today may contain “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release. IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company comprised of more than 150 brands and products, including Match.com, Ask.com, CollegeHumor, and CityGrid Media.  Focused in the areas of Search, Match, Local and Media, IAC’s family of websites is one of the largest in the world, with nearly a billion monthly visits across more than 30 countries. The company is headquartered in New York City with offices in various locations throughout the U.S. and internationally.  To view a full list of the companies of IAC, please visit our website at www.iac.com.

Contact Us

IAC Investor Relations

Nick Stoumpas / Bridget Murphy

(212) 314-7400

IAC Corporate Communications

Justine Sacco

(212) 314-7326

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

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